FirstSun Capital Bancorp Reports Fourth Quarter And Full Year 2022 Results

Fourth Quarter 2022 Highlights:
•Net income of $24.6 million, $0.96 per diluted share
•Net interest margin of 4.45%
•Return on average assets of 1.38%
•Return on average equity of 12.89%
•Loan growth of 25.6% annualized
•20.3% fee revenue to total revenue

Denver, Colorado – January 26, 2023 – FirstSun Capital Bancorp (“FirstSun”) (OTCQX: FSUN) reported net income of $24.6 million for the fourth quarter of 2022 compared to net income of $8.8 million for the fourth quarter of 2021. Earnings per diluted share was $0.96 for the fourth quarter of 2022 compared to $0.47 for the fourth quarter of 2021. Earnings for the fourth quarter of 2021 were impacted by $0.9 million of merger costs, net of tax, or $0.05 per diluted share.

Neal Arnold, FirstSun’s President and Chief Executive Officer, commented, “We are very pleased with our strong results this quarter. Our net interest margin expanded again this quarter, loan growth was strong and overall credit quality remains stable. Our strong returns this quarter highlight our favorable balance sheet positioning and overall asset sensitivity. While this macro rate environment will most likely subside in the near future amidst changing economic conditions, we believe the strength of the Southwest and Mountain West markets that we operate in and our diversified business model will position us well for success in the future. In 2022, we delivered record earnings, we expanded our Texas presence with the acquisition of the Pioneer Bancshares business and we continued to grow our customer relationships. We are very grateful to our teams for all their hard work and commitment to our customers and the business this year.”
Fourth Quarter 2022 Results

Net income totaled $24.6 million, or $0.96 per diluted share, during the fourth quarter of 2022, compared to $26.5 million, or $1.04 per diluted share, during the prior quarter. The return on average assets was 1.38% in the fourth quarter of 2022, compared to 1.52% in the prior quarter, and the return on average equity was 12.89% in the fourth quarter of 2022, compared to 14.50% in the prior quarter.

Net Interest Income and Net Interest Margin

Net interest income totaled $73.3 million during the fourth quarter of 2022, an increase of $4.8 million compared to the prior quarter. Our net interest margin increased 19 basis points to 4.45% compared to the prior quarter. Results in the fourth quarter of 2022, compared to the prior quarter, were driven by an increase of 58 basis points in yield on earning assets, partially offset by an increase of 39 basis points in the cost of interest-bearing liabilities.

Average loans increased by $0.3 billion in the fourth quarter of 2022, compared to the prior quarter. Loan yield increased by 51 basis points to 5.46% in the fourth quarter of 2022, compared to the prior quarter, primarily due to the rising interest rate environment and its impact on variable rate loans in the loan portfolio and higher yields on new originations. Average deposits decreased $0.2 billion in the fourth quarter of 2022, compared to the prior quarter. Total cost of deposits increased by 32 basis points to 0.65% in the fourth quarter of 2022, compared to the prior quarter, primarily due to increased pricing on our deposit products as a result of the rising interest rate environment. Average FHLB borrowings increased $0.3 billion in the fourth quarter of 2022, compared to the prior quarter. The cost of FHLB borrowings increased by 190 basis points to 3.80% in the fourth quarter of 2022, compared to the prior quarter, primarily due to the rising interest rate environment.
Asset Quality and Provision for Loan Losses

The provision for loan losses totaled $5.6 million during the fourth quarter of 2022, an increase of $1.9 million compared to the prior quarter, primarily due to loan growth and macroeconomic factors.

Net charge-offs (recoveries) during the fourth quarter of 2022 were $(0.6) million, or a ratio of net charge-offs (recoveries) to average loans of (0.04)% annualized, compared to net charge-offs of $0.1 million, or a ratio of net charge-offs (recoveries) to average loans of 0.01% annualized, in the prior quarter. The allowance for loan losses as a percentage of total loans was 1.12% at December 31, 2022, compared to 1.07% at September 30, 2022. The ratio of nonperforming assets to total assets was 0.64% at December 31, 2022, compared to 0.68% at September 30, 2022.

Noninterest Income

Noninterest income totaled $18.6 million during the fourth quarter of 2022, a decrease of $6.3 million from the prior quarter. Mortgage banking income decreased $7.5 million during the fourth quarter of 2022, primarily due to an increase in the fair value of the mortgage servicing rights portfolio in the prior quarter as prepayments were forecasted to slow due to the rising interest rate environment, in addition to a decrease in net sale gains and fees from mortgage loan originations as the volume of mortgage loan sales decreased from the prior quarter. Total originations of mortgage loans held-for-sale decreased by $83.7 million, or 30.8%, in the fourth quarter of 2022 from the prior quarter. Other noninterest income increased $1.1 million during the fourth quarter of 2022, primarily due to an increase in loan syndication fees. Noninterest income as a percentage of total revenue totaled 20.3% in the fourth quarter of 2022, compared to 26.7% in the prior quarter.

Noninterest Expense

Noninterest expense totaled $55.4 million during the fourth quarter of 2022, a decrease of $0.1 million from the prior quarter, primarily due to decreases of $0.5 million in occupancy and equipment, as a result of our adoption of ASU 2016-02, Leases, and $0.6 million in other noninterest expenses, partially offset by an increase of $1.1 million in intangible asset amortization. The efficiency ratio for the fourth quarter was 60.33% compared to 59.45% in the prior quarter.

Tax Rate

The effective tax rate was 20.4% in the fourth quarter of 2022, compared to 22.3% in the prior quarter.

Loans

Total loans were $5.9 billion at December 31, 2022, compared to $5.6 billion at September 30, 2022, an increase of $355.1 million in the fourth quarter of 2022, or 25.6% on an annualized basis, resulting primarily from growth in commercial and industrial and residential real estate balances.

Deposits

Average deposits were $5.7 billion for the fourth quarter of 2022, compared to $5.8 billion for the prior quarter, a decrease of $154.0 million in the fourth quarter of 2022, or 10.5% on an annualized basis. Deposit trends reflect a decrease in customer average balances as consumer and business liquidity overall has declined slightly. Noninterest-bearing deposit accounts represented 31.6% of total deposits at December 31, 2022 and the loan-to-deposit ratio was 102.5% at December 31, 2022.

Capital

Capital ratios remain strong and above “well-capitalized” thresholds. As of December 31, 2022, our common equity tier 1 risk-based capital ratio was 9.94%, total risk-based capital ratio was 11.99% and tier 1 leverage ratio was 9.71%. Book value per common share was $31.08 at December 31, 2022, an increase of $0.94 from September 30, 2022. Tangible book value per common share, a non-GAAP financial measure, was $26.69 at December 31, 2022, an increase of $1.02 from September 30, 2022.

Full Year 2022 Results

Full Year Highlights:
•Net income of $59.2 million, $2.48 per diluted share (excluding merger costs, $76.2 million, $3.20 per diluted share, see the “Non-GAAP Financial Measures and Reconciliations” below)
•Return on average assets of 0.88% (excluding merger costs, 1.13%, see the “Non-GAAP Financial Measures and Reconciliations” below)
•Return on average equity of 8.55% (excluding merger costs, 11.01%, see the “Non-GAAP Financial Measures and Reconciliations” below)
•Completed merger with Pioneer Bancshares, Inc. (“Pioneer”), acquiring loans of $0.8 billion, total assets of $1.5 billion, and total deposits of $1.2 billion, net of purchase accounting adjustments
•Loan growth, excluding acquired Pioneer loans and PPP loans, 28.4% annualized
•27.0% fee revenue to total revenue
•Increase in net interest margin of 87 basis points to 3.87%

Net income totaled $59.2 million, or $2.48 per diluted share, in 2022, compared to $43.2 million, or $2.30 per diluted share, in 2021. Net income included merger costs, net of tax, of $17.0 million in 2022 and $2.6 million in 2021. The return on average assets was 0.88% in 2022, compared to 0.79% in 2021, and the return on average equity was 8.55% in 2022, compared to 8.37% in 2021. The negative impact in 2022 of merger costs, net of tax, to return on average assets was 0.25% and to return on average equity was 2.46%. The negative impact in 2021 of merger costs, net of tax, to return on average assets was 0.05% and to return on average equity was 0.50%.

Net Interest Income and Net Interest Margin

Net interest income totaled $241.6 million in 2022, an increase of $86.4 million compared to 2021. Our net interest margin increased 87 basis points to 3.87% in 2022, compared to 2021. Results in 2022, compared to the prior year, were driven by an increase of 100 basis points in yield on earning assets, partially offset by an increase of 13 basis points in the cost of interest-bearing liabilities.

Average loans increased by $1.4 billion in 2022, compared to 2021. Loan yield increased by 64 basis points to 4.75% in 2022, compared to 2021, primarily due to the rising interest rate environment and its impact on variable rate loans in the loan portfolio and higher yields on new originations. Average deposits increased $0.5 billion in 2022, compared to 2021. Total cost of deposits increased by 9 basis points to 0.35% in 2022, compared to 2021, primarily due to increased pricing on our deposit products as a result of the rising interest rate environment. Average FHLB borrowings increased $0.2 billion in 2022, compared to 2021. The cost of FHLB borrowings increased by 75 basis points to 2.89% in 2022, compared to 2021, primarily due to the rising interest rate environment.

Asset Quality and Provision for Loan Losses
The provision for loan losses totaled $18.1 million in 2022, an increase of $15.1 million compared to the prior year, primarily due to loan growth and macroeconomic factors. During the second quarter of 2022, $2.9 million of the provision for loan losses was related to certain non-impaired acquired loans marked at a premium valuation upon the closing of the Pioneer merger. The premium valuation on certain of the acquired loans was due to higher contractual interest rates compared to market interest rates upon the closing of the Pioneer merger. In total, we realized a net discount valuation on the entire acquired portfolio. Due to the premium on certain of the loans, a provision for loan losses was required; however, it was not due to credit deterioration since closing of the Pioneer merger.

Net charge-offs (recoveries) in 2022 were $(0.3) million, or a ratio of net charge-offs (recoveries) to average loans of (0.01)%, compared to net charge-offs of $3.2 million, or a ratio of net charge-offs (recoveries) to average loans of 0.09%, in 2021. The allowance for loan losses as a percentage of total loans was 1.12% at December 31, 2022, compared to 1.18% at December 31, 2021. The ratio of nonperforming assets to total assets was 0.64% at December 31, 2022, compared to 0.71% at December 31, 2021.

Noninterest Income

Noninterest income totaled $89.6 million during 2022, a decrease of $34.7 million from 2021. Mortgage banking income decreased $40.1 million in 2022, primarily due to a decrease in net sale gains and fees from mortgage loan originations as the volume of mortgage loan sales decreased from the prior year. Total originations of mortgage loans held-for-sale decreased by $0.7 billion, or 38.0%, in 2022 from the prior year. Service charges on deposits increased $5.7 million in 2022, due to an increase in average deposits in 2022, as compared to 2021. Noninterest income as a percentage of total revenue totaled 27.0% in 2022, compared to 44.5% in 2021.

Noninterest Expense

Noninterest expense totaled $239.1 million in 2022, an increase of $14.5 million from 2021. Merger costs increased $15.7 million in 2022, as compared to 2021, due to the completion of the Pioneer merger in the second quarter of 2022. The decrease in salaries and benefits of $17.6 million in 2022, as compared to 2021, was partially offset by increases of $3.9 million in occupancy and equipment, $2.8 million in amortization of intangible assets, and $9.6 million in other noninterest expenses. The efficiency ratio for 2022 was 72.20% compared to 80.38% in 2021. The negative impact of merger expenses to the efficiency ratio was 5.66% in 2022 and 1.11% in 2021.

Tax Rate

The effective tax rate was 20.0% in 2022, compared to 16.7% in 2021.

Loans

Total loans were $5.9 billion at December 31, 2022 compared to $4.0 billion at December 31, 2021. Excluding $0.8 billion in acquired Pioneer loans as of April 1, 2022 and PPP loan balances, loans grew $1.1 billion in 2022, or 28.4% from 2021, resulting primarily from growth in commercial and industrial balances. See the “Non-GAAP Financial Measures and Reconciliations” below.

Deposits

Average deposits were $5.6 billion for the year ending December 31, 2022, compared to $4.6 billion for the prior year. Average deposits, excluding $1.2 billion in acquired Pioneer deposits as of April 1, 2022, decreased $0.2 billion in 2022, or 4.8% compared to 2021. See the “Non-GAAP Financial Measures and Reconciliations” below. Average deposits, excluding impact from acquired Pioneer deposits, reflect a decrease in customer average balances as consumer and business liquidity overall has declined slightly. Noninterest-bearing deposit accounts represented 31.6% of total deposits at December 31, 2022 and the loan-to-deposit ratio was 102.5% at December 31, 2022.

Non-GAAP Financial Measures

This press release contains financial information and performance measures determined by methods other than in accordance with principles generally accepted in the United States (“GAAP”). FirstSun management uses these non-GAAP financial measures in their analysis of FirstSun’s performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. FirstSun believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. FirstSun management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this press release:

•Tangible stockholders’ equity
•Tangible assets
•Tangible stockholders’ equity to tangible assets
•Tangible book value per common share
•Net income excluding merger costs
•Return on average total assets excluding merger costs
•Return on average stockholders’ equity excluding merger costs
•Efficiency ratio excluding merger related expenses
•Diluted earnings per share excluding merger related costs
•Fully tax equivalent (FTE) net interest income and net interest margin on FTE basis
•Total loan growth, excluding acquired Pioneer loans as of April 1, 2022, and PPP loans
•Total average deposit growth, excluding acquired Pioneer deposits as of April 1, 2022

The tables beginning on page 14 provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP equivalent.

About FirstSun Capital Bancorp

FirstSun Capital Bancorp, headquartered in Denver, Colorado, is the financial holding company for Sunflower Bank, N.A., which operates as Sunflower Bank, First National 1870 and Guardian Mortgage. Sunflower Bank provides a full range of relationship-focused services to meet personal, business and wealth management financial objectives, with a branch network in five states and mortgage capabilities in 43 states. FirstSun had total consolidated assets of $7.4 billion as of December 31, 2022.

First National 1870 and Guardian Mortgage are divisions of Sunflower Bank, N.A. To learn more, visit ir.firstsuncb.com, SunflowerBank.com, FirstNational1870.com or GuardianMortgageOnline.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of FirstSun. Words such as “anticipates,” “believes,” “estimates,” “expects,” “focused,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “would,” “could,” “look forward” and other similar expressions are intended to identify these forward-looking statements. Forward-looking statements are not based on historical facts but instead represent management’s current expectations and assumptions regarding FirstSun’s business, the economy and other future conditions. Such statements involve inherent uncertainties, risks and changes in circumstances that are difficult to predict. The inclusion of these forward-looking statements should not be regarded as a representation by the Company or any other person that such expectations, estimates, and projections will be achieved. As such, FirstSun’s actual results may differ materially from those contemplated by forward-looking statements. While there can be no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, without limitation, the following:
•the possibility that the anticipated benefits of the merger with Pioneer, which closed on April 1, 2022, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy, competitive factors in the areas where FirstSun does business or as a result of other unexpected factors or events;
•the COVID-19 pandemic and its continuing effects on the economic and business environments in which we operate;
•potential fluctuations or unanticipated changes in the interest rate environment, including interest rate changes made by the Federal Reserve, the discontinuation of LIBOR as an interest rate benchmark, and cash flow reassessments, may reduce net interest margin and/or the volumes and values of loans made or held as well as the value of other financial assets;
•the inability to sustain revenue and earnings growth;
•the inability to efficiently manage operating expenses;
•the impact of competition with other financial institutions, including pricing pressures and the resulting impact on FirstSun’s results, including as a result of compression to net interest margin;
•deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses;
•changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments;
•adverse changes in asset quality and credit risk;
•the inability to maintain or grow deposits;
•the inability to manage strategic initiatives and/or organizational changes;
•cyber-security risks;
•FirstSun’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks;
•the inability to implement technology system enhancements;
•failures of internal controls and other risk management systems;
•failures of third-party providers;
•losses related to fraud, theft, misappropriation or violence; and
•the potential effects of events beyond our control that may have a destabilizing effect on financial markets and the economy, such as inflation and recessions, epidemics and pandemics, war or terrorist activities, disruptions in our customers’ supply chains, disruptions in transportation, essential utility outages or trade disputes and related tariffs.

Further information regarding additional factors which could affect the forward-looking statements contained in this press release can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in FirstSun’s Annual Report on Form 10-K for the year ended December 31, 2021, and other documents subsequently filed by FirstSun with the United States Securities and Exchange Commission (“SEC”). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, FirstSun undertakes no obligation to revise or update any forward-looking statements.

Summary Data:

	As of and for the quarter ended			As of and for the year ended
($ in thousands, except per share amounts)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Net interest income	$73,276	$68,486	$40,451	$241,632	$155,233
Provision for loan losses	5,600	3,750	1,250	18,050	3,000
Noninterest income	18,618	24,953	29,396	89,566	124,244
Noninterest expense	55,443	55,548	58,261	239,126	224,635
Income before income taxes	30,851	34,141	10,336	74,022	51,842
Provision for income taxes	6,281	7,628	1,519	14,840	8,678
Net income	24,570	26,513	8,817	59,182	43,164
Net income, excluding merger costs (1)	24,570	26,513	9,736	76,213	45,740

Diluted earnings per share	$0.96	$1.04	$0.47	$2.48	$2.30
Diluted earnings per share, excluding merger costs (1)	$0.96	$1.04	$0.52	$3.20	$2.44
Return on average assets	1.38%	1.52%	0.62%	0.88%	0.79%
Return on average assets, excluding merger costs (1)	1.38%	1.52%	0.68%	1.13%	0.84%
Return on average stockholders' equity	12.89%	14.50%	6.69%	8.55%	8.37%
Return on average stockholders’ equity, excluding merger costs (1)	12.89%	14.50%	7.38%	11.01%	8.87%
Net interest margin	4.45%	4.26%	2.99%	3.87%	3.00%
Net interest margin (FTE basis) (1)	4.52%	4.31%	3.09%	3.95%	3.11%
Efficiency ratio	60.33%	59.45%	83.41%	72.20%	80.38%
Efficiency ratio, excluding merger related expenses (1)	60.33%	59.45%	81.84%	66.54%	79.27%
Fee revenue to total revenue	20.26%	26.71%	42.09%	27.04%	44.46%

Total assets	$7,430,322	$7,052,917	$5,666,814	$7,430,322	$5,666,814
Total loans held-for-sale	57,323	67,535	103,939	57,323	103,939
Total loans held-for-investment	5,911,832	5,556,686	4,037,123	5,911,832	4,037,123
Total deposits	5,765,062	5,760,418	4,854,948	5,765,062	4,854,948
Total stockholders' equity	774,536	750,653	524,038	774,536	524,038
Period end loan-to-deposit ratio	102.55%	96.46%	83.15%	102.55%	83.15%
Book value per common share	$31.08	$30.14	$28.56	$31.08	$28.56
Tangible book value per common share (1)	$26.69	$25.67	$26.31	$26.69	$26.31
(1) Represents a non-GAAP financial measure. See the tables beginning on page 14 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Condensed Consolidated Statements of Income (Unaudited):

	As of and for the quarter ended			As of and for the year ended
($ in thousands, except per share amounts)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Total interest income	$85,165	$73,763	$43,578	$266,817	$169,354
Total interest expense	11,889	5,277	3,127	25,185	14,121
Net interest income	73,276	68,486	40,451	241,632	155,233
Provision for loan losses	5,600	3,750	1,250	18,050	3,000
Net interest income after provision for loan losses	67,676	64,736	39,201	223,582	152,233
Noninterest income:
Service charges on deposits	5,100	4,807	3,845	18,211	12,504
Credit and debit card fees	3,003	3,103	2,456	11,511	9,596
Trust and investment advisory fees	1,398	1,552	1,924	6,806	7,795
Mortgage banking income, net	6,268	13,785	18,266	46,285	86,410
Other noninterest income	2,849	1,706	2,905	6,753	7,939
Total noninterest income	18,618	24,953	29,396	89,566	124,244
Noninterest expense:
Salaries and benefits	32,378	32,508	38,797	134,359	151,926
Occupancy and equipment	7,707	8,216	6,698	30,509	26,565
Amortization of intangible assets	2,019	935	355	4,216	1,417
Merger related expenses	—	—	1,101	18,751	3,085
Other noninterest expenses	13,339	13,889	11,310	51,291	41,642
Total noninterest expense	55,443	55,548	58,261	239,126	224,635
Income before income taxes	30,851	34,141	10,336	74,022	51,842
Provision for income taxes	6,281	7,628	1,519	14,840	8,678
Net income	$24,570	$26,513	$8,817	$59,182	$43,164

Earnings per share - basic	$0.99	$1.07	$0.48	$2.55	$2.36
Earnings per share - diluted	$0.96	$1.04	$0.47	$2.48	$2.30

Condensed Consolidated Balance Sheets as of (Unaudited):

($ in thousands)	December 31, 2022	September 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$343,526	$325,039	$668,462
Securities available-for-sale, at fair value	536,973	551,165	572,501
Securities held-to-maturity	38,901	39,148	18,007
Loans held-for-sale, at fair value	57,323	67,535	103,939
Loans	5,911,832	5,556,686	4,037,123
Allowance for loan losses	(65,917)	(59,678)	(47,547)
Loans, net	5,845,915	5,497,008	3,989,576

Mortgage servicing rights, at fair value	74,097	73,850	47,392
Premises and equipment, net	87,079	88,490	53,147
Other real estate owned and foreclosed assets, net	6,358	5,391	5,487
Goodwill	93,483	93,483	33,050
Intangible assets, net	15,806	17,825	8,250
All other assets	330,861	293,983	167,003
Total assets	$7,430,322	$7,052,917	$5,666,814

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing demand deposit accounts	$1,820,490	$1,946,215	$1,566,113
Interest-bearing deposit accounts:
Interest-bearing demand accounts	212,357	160,082	187,712
Savings accounts and money market accounts	2,759,969	3,008,433	2,757,882
NOW accounts	50,224	46,128	19,496
Certificate of deposit accounts	922,022	599,560	323,745
Total deposits	5,765,062	5,760,418	4,854,948

Securities sold under agreements to repurchase	36,721	51,256	92,093
Federal Home Loan Bank advances	643,885	310,872	40,000
Other borrowings	80,235	80,097	69,458
Other liabilities	129,883	99,621	86,277
Total liabilities	6,655,786	6,302,264	5,142,776

Stockholders' equity:
Preferred stock	—	—	—
Common stock	2	2	2
Additional paid-in capital	460,720	460,530	261,905
Treasury stock	—	—	(38,148)
Retained earnings	357,797	333,227	298,615
Accumulated other comprehensive (loss) income, net	(43,983)	(43,106)	1,664
Total stockholders' equity	774,536	750,653	524,038
Total liabilities and stockholders' equity	$7,430,322	$7,052,917	$5,666,814

Share Data as of and for the periods ended:

	As of and for the quarter ended
	December 31, 2022	September 30, 2022	December 31, 2021

Weighted average common shares outstanding, basic	24,907,643	24,877,607	18,322,194
Weighted average common shares outstanding, diluted	25,525,026	25,494,315	18,836,918
Period end common shares outstanding	24,920,984	24,906,032	18,346,288
Book value per common share	$31.08	$30.14	$28.56
Tangible book value per common share (1)	$26.69	$25.67	$26.31

Consolidated Capital Ratios as of:

	December 31, 2022	September 30, 2022	December 31, 2021

Stockholders' equity to total assets	10.42%	10.64%	9.25%
Tangible equity to tangible assets (1)	9.09%	9.21%	8.58%
Tier 1 leverage ratio	9.71%	9.55%	8.24%
Common equity tier 1 risk-based capital ratio	9.94%	9.99%	9.70%
Tier 1 risk-based capital ratio	9.94%	9.99%	9.70%
Total risk-based capital ratio	11.99%	12.06%	11.76%
(1) Represents a non-GAAP financial measure. See the tables beginning on page 14 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Summary of Net Interest Margin:

	For the quarter ended December 31, 2022			For the quarter ended September 30, 2022			For the quarter ended December 31, 2021
(In thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest Earning Assets
Loans held-for-sale	$51,835	$606	4.68%	$56,636	$743	5.25%	$97,934	$793	3.24%
Loans held-for-investment (1)	5,759,436	78,669	5.46%	5,456,210	67,527	4.95%	3,838,871	39,830	4.15%
Investment securities	573,592	3,933	2.74%	613,325	3,644	2.38%	591,289	2,333	1.58%
Interest-bearing cash and other assets	204,964	1,957	3.82%	308,482	1,849	2.40%	886,472	622	0.28%
Total earning assets	6,589,827	85,165	5.17%	6,434,653	73,763	4.59%	5,414,566	43,578	3.22%
Other assets	553,870			519,663			291,934
Total assets	$7,143,697			$6,954,316			$5,706,500

Interest-bearing liabilities
Demand and NOW deposits	$213,491	$927	1.74%	$202,290	$495	0.98%	$203,416	$120	0.24%
Savings deposits	492,837	348	0.28%	506,548	227	0.18%	458,657	97	0.08%
Money market deposits	2,412,289	3,126	0.52%	2,617,452	1,632	0.25%	2,282,755	987	0.17%
Certificates of deposits	647,819	1,733	1.07%	593,479	920	0.62%	326,440	609	0.75%
Total deposits	3,766,436	6,134	0.65%	3,919,769	3,274	0.33%	3,271,268	1,813	0.22%
Repurchase agreements	38,795	45	0.46%	51,264	51	0.40%	109,319	10	0.04%
Total deposits and repurchase agreements	3,805,231	6,179	0.65%	3,971,033	3,325	0.33%	3,380,587	1,823	0.22%
FHLB borrowings	471,880	4,477	3.80%	160,310	761	1.90%	40,000	151	1.51%
Other long-term borrowings	80,162	1,233	6.15%	80,031	1,191	5.95%	69,306	1,153	6.65%
Total interest-bearing liabilities	4,357,273	11,889	1.09%	4,211,374	5,277	0.50%	3,489,893	3,127	0.36%
Noninterest-bearing deposits	1,923,401			1,924,055			1,617,278
Other liabilities	100,671			87,338			71,862
Stockholders' equity	762,352			731,549			527,467
Total liabilities and stockholders' equity	$7,143,697			$6,954,316			$5,706,500

Net interest income		$73,276			$68,486			$40,451
Net interest spread		4.08%			4.09%			2.86%
Net interest margin		4.45%			4.26%			2.99%
Net interest margin (on a FTE basis) (2)		4.52%			4.31%			3.09%
(1) Includes nonaccrual loans.
(2) Represents a non-GAAP financial measure. See the tables beginning on page 14 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

	For the year ended
	December 31, 2022			December 31, 2021
(In thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest Earning Assets
Loans held-for-sale	$59,915	$3,313	5.53%	$125,808	$4,051	3.22%
Loans held-for-investment (1)	5,156,297	244,675	4.75%	3,780,650	155,252	4.11%
Investment securities	605,119	13,185	2.18%	531,803	7,979	1.50%
Interest-bearing cash and other assets	422,890	5,644	1.33%	742,389	2,072	0.28%
Total earning assets	6,244,221	266,817	4.27%	5,180,650	169,354	3.27%
Other assets	494,065			288,617
Total assets	$6,738,286			$5,469,267

Interest-bearing liabilities
Demand and NOW deposits	$214,516	$1,775	0.83%	$254,679	$756	0.30%
Savings deposits	496,131	799	0.16%	455,451	460	0.10%
Money market deposits	2,528,308	6,770	0.27%	2,208,498	4,292	0.19%
Certificates of deposits	536,325	3,810	0.71%	344,224	3,036	0.88%
Total deposits	3,775,280	13,154	0.35%	3,262,852	8,544	0.26%
Repurchase agreements	54,335	119	0.22%	125,867	59	0.05%
Total deposits and repurchase agreements	3,829,615	13,273	0.35%	3,388,719	8,603	0.25%
FHLB borrowings	215,166	6,221	2.89%	42,527	909	2.14%
Other long-term borrowings	82,111	5,691	6.93%	68,918	4,609	6.69%
Total interest-bearing liabilities	4,126,892	25,185	0.61%	3,500,164	14,121	0.40%
Noninterest-bearing deposits	1,835,578			1,376,968
Other liabilities	83,292			76,362
Stockholders' equity	692,524			515,773
Total liabilities and stockholders' equity	$6,738,286			$5,469,267

Net interest income		$241,632			$155,233
Net interest spread		3.66%			2.87%
Net interest margin		3.87%			3.00%
Net interest margin (on a FTE basis) (2)		3.95%			3.11%
(1) Includes nonaccrual loans.
(2) Represents a non-GAAP financial measure. See the tables beginning on page 14 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Loan Portfolio

($ in thousands)	December 31, 2022	September 30, 2022	December 31, 2022 vs September 30, 2022 % change	December 31, 2021	December 31, 2022 vs December 31, 2021 % change

Commercial	$3,019,610	$2,738,068	10.3%	$2,407,888	25.4%
Commercial real estate	1,743,635	1,772,315	(1.6)%	1,174,242	48.5%
Residential real estate	1,105,999	1,003,157	10.3%	437,017	153.1%
Consumer	42,588	43,146	(1.3)%	17,976	136.9%
Total loans held-for-investment	$5,911,832	$5,556,686	6.4%	$4,037,123	46.4%

Asset Quality:

	As of and for the quarter ended			As of and for the year ended
($ in thousands)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Net charge-offs (recoveries)	$(639)	$149	$1,571	$(320)	$3,219
Allowance for loan losses	$65,917	$59,678	$47,547	$65,917	$47,547
Nonperforming loans, including nonaccrual loans, accrual TDR’s, and accrual loans greater than 90 days past due	$40,910	$42,460	$34,838	$40,910	$34,838
Nonperforming assets	$47,268	$47,851	$40,325	$47,268	$40,325
Ratio of net charge-offs (recoveries) to average loans outstanding	(0.04)%	0.01%	0.16%	(0.01)%	0.09%
Allowance for loan losses to total loans outstanding	1.12%	1.07%	1.18%	1.12%	1.18%
Allowance for loan losses to total nonperforming loans	161.13%	140.55%	136.48%	161.13%	136.48%
Nonperforming loans to total loans	0.69%	0.76%	0.86%	0.69%	0.86%
Nonperforming assets to total assets	0.64%	0.68%	0.71%	0.64%	0.71%

Non-GAAP Financial Measures and Reconciliations:

	As of and for the quarter ended			As of and for the year ended
($ in thousands, except share and per share amounts)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Tangible stockholders’ equity:
Total stockholders' equity (GAAP)	$774,536	$750,653	$524,038	$774,536	$524,038
Less: Goodwill and other intangible assets
Goodwill	(93,483)	(93,483)	(33,050)	(93,483)	(33,050)
Other intangible assets	(15,806)	(17,825)	(8,250)	(15,806)	(8,250)
Total tangible stockholders' equity (non-GAAP)	$665,247	$639,345	$482,738	$665,247	$482,738
Tangible assets:
Total assets (GAAP)	$7,430,322	$7,052,917	$5,666,814	$7,430,322	$5,666,814
Less: Goodwill and other intangible assets
Goodwill	(93,483)	(93,483)	(33,050)	(93,483)	(33,050)
Other intangible assets	(15,806)	(17,825)	(8,250)	(15,806)	(8,250)
Total tangible assets (non-GAAP)	$7,321,033	$6,941,609	$5,625,514	$7,321,033	$5,625,514
Tangible stockholders’ equity to tangible assets:
Common equity to total assets (GAAP)	10.42%	10.64%	9.25%	10.42%	9.25%
Less: Impact of goodwill and other intangible assets	(1.33)%	(1.43)%	(0.67)%	(1.33)%	(0.67)%
Tangible common equity to tangible assets (non-GAAP)	9.09%	9.21%	8.58%	9.09%	8.58%
Tangible book value per common share:
Stockholders' equity (GAAP)	$774,536	$750,653	$524,038	$774,536	$524,038
Tangible stockholders' equity (non-GAAP)	$665,247	$639,345	$482,738	$665,247	$482,738
Total common shares outstanding	24,920,984	24,906,032	18,346,288	24,920,984	18,346,288
Book value per common share (GAAP)	$31.08	$30.14	$28.56	$31.08	$28.56
Tangible book value per common share (non-GAAP)	$26.69	$25.67	$26.31	$26.69	$26.31
Net income excluding merger costs:
Net income (GAAP)	$24,570	$26,513	$8,817	$59,182	$43,164
Add: Merger costs
Merger related expenses	—	—	1,101	18,751	3,085
Income tax effect on merger related expenses	—	—	(182)	(4,083)	(509)
Provision for loan loss on Pioneer loans marked at a premium	—	—	—	2,884	—
Income tax effect on provision for loan loss on Pioneer loans marked at a premium	—	—	—	(521)	—
Total merger costs	—	—	919	17,031	2,576
Net income excluding merger costs (non-GAAP)	$24,570	$26,513	$9,736	$76,213	$45,740

	As of and for the quarter ended			As of and for the year ended
($ in thousands, except share and per share amounts)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Return on average total assets excluding merger costs:
Return on average total assets (ROAA) (GAAP)	1.38%	1.52%	0.62%	0.88%	0.79%
Add: Impact of merger costs, net of tax	—%	—%	0.06%	0.25%	0.05%
ROAA excluding merger costs (non-GAAP)	1.38%	1.52%	0.68%	1.13%	0.84%
Return on average stockholders’ equity excluding merger costs:
Return on average stockholders' equity (ROAE) (GAAP)	12.89%	14.50%	6.69%	8.55%	8.37%
Add: Impact of merger costs, net of tax	—%	—%	0.69%	2.46%	0.50%
ROAE excluding merger costs (non-GAAP)	12.89%	14.50%	7.38%	11.01%	8.87%
Efficiency ratio excluding merger related expenses:
Efficiency ratio (GAAP)	60.33%	59.45%	83.41%	72.20%	80.38%
Less: Impact of merger related expenses	—%	—%	1.57%	5.66%	1.11%
Efficiency ratio excluding merger related expenses (non-GAAP)	60.33%	59.45%	81.84%	66.54%	79.27%
Diluted earnings per share excluding merger costs:
Diluted earnings per share (GAAP)	$0.96	$1.04	$0.47	$2.48	$2.30
Add: Impact of merger costs, net of tax	—	—	0.05	0.72	0.14
Diluted earnings per share excluding merger costs (non-GAAP)	$0.96	$1.04	$0.52	$3.20	$2.44
Fully tax equivalent (FTE) net interest income and net interest margin on FTE basis:
Net interest income (GAAP)	$73,276	$68,486	$40,451	$241,632	$155,233
Gross income effect of tax exempt income	1,218	1,236	1,336	5,059	5,755
FTE net interest income (non-GAAP)	$74,494	$69,722	$41,787	$246,691	$160,988
Average earning assets	$6,589,827	$6,434,653	$5,414,566	$6,244,221	$5,180,650
Net interest margin	4.45%	4.26%	2.99%	3.87%	3.00%
Net interest margin on FTE basis (non-GAAP)	4.52%	4.31%	3.09%	3.95%	3.11%

As of
($ in thousands)	December 31, 2022

Total loan growth, excluding acquired Pioneer loans as of April 1, 2022, and PPP loans:
Total loans for the year ended:
December 31, 2022	$5,911,832
Less: Acquired loans at date of merger, net of purchase accounting adjustments	(811,300)
Less: PPP loans	(4,352)
Total loans, excluding acquired Pioneer loans and PPP loans	$5,096,180
December 31, 2021	$4,037,123
Less: PPP loans	(66,749)
Total loans, excluding PPP loans	$3,970,374
Total loan growth (GAAP)	$1,874,709
Total loan growth, excluding acquired Pioneer loans and PPP loans (non-GAAP)	$1,125,806
Total loan growth (GAAP)	46.4%
Total loan growth, excluding acquired Pioneer loans and PPP loans (non-GAAP)	28.4%

As of and for the year ended
($ in thousands)	December 31, 2022

Total average deposit growth, excluding acquired Pioneer deposits as of April 1, 2022:
Total average deposits for the periods ended:
December 31, 2022	$5,610,858
Less: Acquired deposits at date of merger, net of purchase accounting adjustments	(1,192,081)
Total average deposits, excluding acquired Pioneer deposits	$4,418,777
December 31, 2021	$4,639,820
Total average deposit growth (GAAP)	$971,038
Total average deposit growth, excluding acquired Pioneer deposits (non-GAAP)	$(221,043)
Total average deposit growth (GAAP)	20.9%
Total average deposit growth, excluding acquired Pioneer deposits (non-GAAP)	(4.8)%